UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The Definitive Proxy Statement of New York City REIT, Inc., a Maryland corporation (the “Company”) filed with the Securities and Exchange Commission on April 15, 2022, is hereby supplemented as follows:

Upon the recommendation of Mr. Weil and pursuant to the 2020 Equity Plan, the compensation committee approved a grant of 4,500 restricted shares of the Company’s common stock to Christopher J. Masterson, the Company’s Chief Financial Officer and Treasurer. The restricted shares were issued on April 25, 2022, and will vest in substantially equal instalments on each of the first four anniversaries of the April 25, 2022.